EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS):

   (A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:

                 QUARTERS ENDED JULY 5, 2001 AND JUNE 29, 2000


                                                                              WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF     NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING      SHARE DAYS       OUTSTANDING
                           ------------   --------------   -------------  -----------------
Quarter Ended July 5, 2001
--------------------------

April 6 - July 5             7,060,502         91            642,505,692
Shares Issued                    2,406       Various             153,985
                             ---------                       -----------
                             7,062,908                       642,659,677       7,062,194
                             =========                       ===========       =========

Quarter Ended June 29, 2000
---------------------------

March 31 - June 29           7,002,722         91            637,247,727
Shares Issued                    9,120       Various             515,205
                             ---------                       -----------
                             7,011,842                       637,762,932       7,008,384
                             =========                       ===========       =========

              THREE QUARTERS ENDED JULY 5, 2001 AND JUNE 29, 2000

                                                                              WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF     NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING      SHARE DAYS       OUTSTANDING
                           ------------   --------------   ------------   ----------------

Period Ended July 5, 2001
-------------------------

October 1 - July 5           7,027,409         278         1,953,619,581
Shares Issued                   35,499       Various           6,014,405
                             ---------                     -------------
                             7,062,908                     1,959,633,986        7,049,043
                             =========                     =============        =========


Period Ended June 29, 2000
--------------------------

October 1 - June 29          6,926,126         273         1,890,832,329
Shares Issued                   85,716       Various          14,127,134
                             ---------                     -------------
                             7,011,842                     1,904,959,463        6,977,873
                             =========                     =============        =========

   (B)   Computation of Earnings (Loss) Per Share:

         Computation of earnings (loss) per share is net earnings (loss) divided by the weighted average number of shares of common stock outstanding for the periods indicated:

                                            QUARTER ENDED               THREE QUARTERS ENDED
                                         July 5,      June 29,       July 5,        June 29,
                                          2001          2000          2001            2000
                                       ----------    ----------     ----------      ----------
Basic:
 Weighted average number of shares
  of common stock outstanding           7,062,194     7,008,384      7,049,043       6,977,873
                                       ----------    ----------     ----------      ----------

 Net earnings (loss)                   $  626,741    $  585,506    ($   79,490)     $  172,611
                                       ----------    ----------     ----------      ----------

 Net earnings (loss) per share         $     0.09    $     0.08    ($     0.01)     $     0.02
                                       ==========    ==========     ==========      ==========

Assuming dilution:
 Weighted average number of shares
  of common stock outstanding           7,062,194     7,008,384      7,049,043       6,977,873
 Net effect of dilutive stock
  options-not included if the
  effect was antidilutive                  34,888        60,801         34,643          25,251
                                       ----------    ----------     ----------      ----------
 Total                                  7,097,082     7,069,185      7,083,686       7,003,124
                                       ----------    ----------     ----------      ----------

 Net earnings (loss)                   $  626,741    $  585,506    ($   79,490)     $  172,611
                                       ----------    ----------     ----------      ----------

 Net earnings (loss) per share         $     0.09    $     0.08    ($     0.01)     $     0.02
                                       ==========    ==========     ==========      ==========


                                           -22-